Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

ClimateRock Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

CALCULATION OF REGISTRATION FEE

	Security type	Title of each class of security to be registered	Fee calculation rule	Amount to be registered(1)	Proposed maximum offering price per security			Proposed maximum aggregate offering price		Fee rate	Amount of registration fee
Fees Previously Paid	—	—		—		—		—		—	—
Fees to Be Paid	Equity	Pubco Ordinary Shares(3)(6)	457(c) and 457(f)(1)	4,664,013		$11.16	(2)	$53,636,149.50	(2)	0.00014760	$7,916.70
	Equity	Pubco Ordinary Shares(4)(6)	457(f)(2)	44,685,000	$	N/A	(7)	$6,042,758.39		0.00014760	$891.91
	Equity	Pubco Warrants(5)(6)	457(g)	7,700,000		$0.0325	(2)	$250,250.00	(2)	0.00014760	$36.94
	Equity	Pubco Ordinary Shares issuable on exercise of Other Pubco Warrants(6)	457(g)	7,700,000		—	(8)	—	(7)	—	—
		Total Offering Amounts		64,749,013				$59,929,157.89		0.00014760	$8,845.54
		Total Fees Previously Paid									$—
		Net Fee Due									$8,845.54	(9)

(1)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

(2)	Based on the average of the high and low prices on January 22, 2024 of the ordinary shares and warrants of ClimateRock (the company to which the registrant, Pubco, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus).

(3)	Consists of ordinary shares of Pubco (“Pubco Ordinary Shares”) issuable in exchange for outstanding securities of ClimateRock upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, including (i) 1 Pubco Ordinary Shares issuable in exchange for Class B ordinary shares of ClimateRock issued to the initial shareholders of ClimateRock prior to its initial public offering, (ii) up to 4,545,887 Pubco Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock, which includes shares included within the units of ClimateRock issued in ClimateRock’s initial public offering (“Units”), (iii) 118,125 Pubco Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock issued to underwriters of ClimateRock’s initial public offering as compensation, and (iv) 787,500 Pubco Ordinary Shares issuable pursuant to the mandatory exchange of rights included within the Units (the “Rights”), with one Right entitling the holder to receive one-tenth of one Pubco Ordinary Share. The Registrant will not receive any consideration in connection with this exchange. Upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, all Units will be separated into their component securities, and all Rights will be exchanged for Pubco Ordinary Shares.

(4)	Consists of Pubco Ordinary Shares issuable to the security holders of GreenRock Corp, a Cayman Islands exempted company (“GreenRock”), in connection with the Business Combination.

(5)	Consists of Pubco Warrants issuable in exchange for outstanding warrants of ClimateRock, which includes (i) 3,937,500 warrants to purchase one ordinary share at a price of $11.50 per share included in the Units (“Public Warrants”), (ii) 3,762,500 warrants to purchase one ordinary share at a price of $11.50 per share (“Private Warrants”) that were issued in a private placement that closed simultaneously with ClimateRock’s initial public offering.

(6)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

(7)	There is no market for the ordinary shares of GreenRock that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the ordinary shares of GreenRock pursuant to Rule 457(f)(2) of the Securities Act.

(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Pubco Ordinary Shares.

(9)	Paid herewith.